UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. )

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Glen Rose Petroleum Corporation
(Name of Registrant as Specified in Its Charter)

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Glen Rose Petroleum Corporation
One Energy Square, Suite 200
4925 Greenville Avenue, Dallas, TX 75206
214-800-2663

Dear Stockholders:

We are writing to advise you that the holders of a majority of our outstanding common stock have approved an amendment our Certificate of Incorporation to effect:

1)	a reverse stock split of all of the outstanding shares of our common stock at a ratio of one for two hundred (1:200) on a future date to be fixed by our Board of Directors in its sole discretion;

2)	to effect the repurchase of fractional shares remaining after the reverse stock split; and

3)
to immediately thereafter effect a forward stock split of our common stock at a ratio of two hundred for one (200:1) on a future date to be fixed by our Board of Directors in its sole discretion (the “Amendment”).

This action was approved on June 30, 2008 by our Board of Directors.  In addition, a shareholder who holds a majority of our issued and outstanding voting securities has approved this action by written consent in lieu of a special meeting effective September 15, 2008 in accordance with the relevant sections of the Delaware General Corporation Law.

We are taking these actions to reduce our long-term administrative costs.  We estimate that we have over 2,000 shareholders who hold fewer than 100 shares, and our recent proxy notices were returned for 339 of these shareholders indicating bad addresses.  Given our current stock price, many of these shareholders own positions that are worth less than our cost in printing and mailing proxy statements and annual reports.  Moreover, because NASDAQ only counts round lot shareholders, these shareholders do not help us maintain our NASDAQ listing.   At current trading prices, we estimate that the fractional share repurchases will cost no more than $60,000, although that could change if our stock price rises.  Finally, we estimate that after the completion of these actions, we will have approximately 440 round lot shareholders, well above the 300 required to maintain our NASDAQ listing.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about October 15, 2008.

Please feel free to call us at 214-800-2663 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Glen Rose Petroleum Corporation.

For the Board of Directors of GLEN ROSE PETROLEUM CORPORATION

By:	/s/ Paul D. Watson
________________________ Paul D. Watson, CEO

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GLEN ROSE PETROLEUM CORPORATION
One Energy Square, Suite 200
4925 Greenville Avenue, Dallas, TX 75206
214-800-2663

INFORMATION STATEMENT REGARDING ACTION
TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of Glen Rose Petroleum Corporation in connection with the written consent of the holders of a majority of our issued and outstanding voting securities granting our Board of Directors the authority to effect a reverse stock split forward stock split (the “Reverse Split”) of all of the outstanding shares of our common stock at a ratio of two hundred for one (200:1) at any time designated as a record date by the Board of Directors prior to December 31, 2008. If implemented, the Forward Split will be effected through the filing of a Certificate of Amendment to our Certificate of Incorporation (the “Amendment”).  These actions were approved by our Board of Directors on June 30, 2008 and September 15, 2008 and on September 15, 2008, our majority shareholder who holds approximately 80.90% of our issued and outstanding common stock also consented to this action by a written consent in lieu of a special meeting of stockholders in accordance with Delaware General Corporation Law.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting we used the written consent of our majority shareholder, Blackwood Ventures, LLC.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement, which is first being mailed on or about October 15, 2008 to stockholders of record on October 1, 2008, is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of these actions.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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OUR PRINCIPAL STOCKHOLDERS

We are a “controlled company” as that term is defined by section 4350(c)(5) of the Nasdaq Marketplace Rules. A controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. As of the Notice Date, approximately 81.54% of our outstanding common stock is owned by Blackwood Ventures LLC.

At September 24, 2008 we had 10,525,081 shares of common stock issued and outstanding.  Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders.  The following table contains information regarding record ownership of our common stock as of September 24, 2008 held by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Glen Rose Petroleum Corporation, One Energy Square, Suite 200, 4925 Greenville Avenue, Dallas, TX 75206.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount of Beneficial Ownership of Outstanding Common Shares	% of Class

Blackwood Ventures, LLC [1]	8,515,139 shares	80.90%
Paul D. Waston[2]	66,667 shares	less than 1%
Joseph F. Langston [3]	111,667 shares	less than 1%
All other directors as a group (three persons) [4]	85,000 shares	less than 1%

Name of Beneficial Owner	Amount of Beneficial Ownership of Outstanding Common Shares Plus Outstanding Warrants, Rights, and Conversion Privileges Exercisable Within 60 Days	% of Class

Blackwood Ventures, LLC [1]	12,958,368 shares	85.23%
Paul D. Waston[2]	121,667 shares	less than 1%
Joseph F. Langston [3]	166,667 shares	less than 1%
All other directors as a group (three persons) [4]	275,000 shares	1.81%

1    Blackwood Ventures, LLC is our majority shareholder. Blackwood Ventures, LLC also own warrants that allow it to purchase a total of 2,906,666 shares of common stock.  The number of warrants includes 1,500,000 warrants at $1.05 per share warrants held by Blackwood Ventures, LLC’s affiliate, Blackwood Capital, Ltd.  Further details of the shareholdings and warrants may be found in the Company’s Form 10-K for the period ending March 31, 2008 filed July 14, 2008 and incorporated here by reference.

2    Mr. Watson is our Chief Executive Officer and a member of our Board of Directors. The number of shares beneficially owned by Mr. Watson includes 66,667 shares of common stock held of record by Applewood Energy, Inc., a company owned by Mr. Watson and over which he holds voting and dispositive control.  Mr. Watson also owns 45,000 options.

3    Mr. Langston is our President, Chief Financial Officer, Secretary, and is a member of our Board of Directors. 111,667 of shares included in the table above were purchased in the market by Mr. Langston. 17,000 shares were purchased for his adult child and 28,000 shares were purchased for a retirement account. Mr. Langston disclaims ownership in the securities purchased for his child. Mr. Langston also owns 45,000 options.

3    Theodore Williams is a member of our Board of Directors who beneficially owns  20,000 of our shares and 55,000 options.

3    Paul Hickey is a member of our Board of Directors who beneficially owns  20,000 of our shares and 55,000 options.

3    Franz Skyranz is a member of our Board of Directors who beneficially owns  45,000 of our shares and 80,000 options.

THE REVERSE SPLIT, SHARE REPURCHASE AND FORWARD SPLIT

The Board of Directors has been granted the authority to effect a Reverse Split of our outstanding shares of one for two hundred (1:200) (the “Reverse Split”); a share repurchase of the resulting fractional shares (the “Fractional Share Repurchase”); and a Forward Split of the outstanding shares of our common stock after the share repurchase at a ratio of two hundred for one (200:1) (the “Forward Split”). The Board of Directors has the authority to fix the exact terms of the Forward Split, Fractional Share Repurchase, and Reverse Split and to implement these actions at any time before the close of business on December 31, 2008. The Board will consider the necessity of obtaining regulatory approval of its Schedule 14C and the required notice to NASDAQ pursuant to NASDAQ Rule 4310(c)(24).  If the Board of Directors decides to implement the Forward Split, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The form of the Amendment is attached to this Information Statement as Exhibit A.

Purpose and Effect of Amendment.

Our common stock is currently quoted on the Nasdaq Capital Markets. As of September 24, 2008 we had 10,525,081 common shares outstanding.

The Company was incorporated in Utah in 1981 in and has previously undergone reverse stock splits, including a reverse stock split on December 22, 2005.  Thus, the company currently has a large number of very small shareholders.  According to our transfer agent, we have 1,403 shareholders of record who hold a total of 200 shares or fewer, totaling 19,001 shares.  In mailing our proxy statement for our last shareholders’ meeting held on March 28, 2008, we discovered that the transfer agent’s record address for 339 of these 1,403 shareholders was incorrect.

In addition, our records indicate that we currently have an additional approximately 798 shareholders holding our shares in street name who own 100 shares or fewer, a total of 18,978 shares.  487 of these street name shareholders hold fewer than 25 of our shares.  We have an additional 186 shareholders holding a total of 47,103 shares who have positions between 100 and 250 shares in street name.

In sum, through the reverse and forward splits and the repurchase of 37,000 to 85,000 shares, we will eliminate our record-keeping and notice burden to more than 2,100 shareholders.  Because each notice costs us approximately $2.70 per shareholder, we anticipate an annual and repeated cost savings of $5,670 per mailing and a concomitant lessening of the administrative burden relating to these shareholders on our officers and employees.

Nasdaq Rule 4310(c)(6)(A) requires us to have “at least 300 round lot holders” of our common stock to maintain our Nasdaq Capital Markets listing.  After the completion of the reverse and forward stock splits, we anticipate having at least 444 shareholders, each of whom will own at least 200 shares.  Thus, we believe that we will continue to meet our Nasdaq listing requirements.  We also note that our more than 2100 shareholders who hold fewer than 100 shares do not count in determining Nasdaq eligibility under Rule 4310(c)(6)(A) because those shareholders do not own a round lot, but cost the Company money through the cost of communicating with them.

Our Board obtained stockholder approval for the Reverse Split, the Fractional Share Repurchase, and the Forward Split as described above.  The Board has the authority to implement the Reverse Split, the Fractional Share Repurchase, and the Forward Split as described above upon the Board’s determination that the Reverse Split, the Fractional Share Repurchase, and the Forward Split would be in our best interests at that time.

We will communicate additional details to the public, prior to the effective date of the Reverse Split, the Fractional Share Repurchase, and the Forward Split.  If the Board does not implement the Reverse Split, the Fractional Share Repurchase, and the Forward Split prior to the close of business on December 31, 2008, the authority granted to it to implement the Reverse Split, the Fractional Share Repurchase, and the Forward Split will terminate.  The Board reserves its right to elect not to proceed with the Reverse Split, the Fractional Share Repurchase, and the Forward Split if it determines, in its sole discretion, that it is no longer in our best interests.

The number of shares owned by each holder of common stock on the record date for the Reverse Split will be proportionally decreased based upon the one to two hundred (1:200) ratio of the split.  Then, provided the shareholder does not hold a fractional share, number of shares owned by each holder of common stock on the record date for the Forward Split will be proportionally increased based upon the two hundred to one (200:1) ratio of the split.  After both the Reverse Split and Forward Split, we anticipate that our total number of shares outstanding will decline approximately 37,000 to 85,000 shares as a result of the share repurchase, which the Company believes to be an immaterial change in the number of outstanding shares because the Company 10,525,081 shares outstanding as of September 24, 2008 before the Reverse Split, Fractional Share Repurchase and Forward Split.  Thus, these actions would impact less than one percent of our outstanding shares.

If and when implemented, the Reverse Split, Fractional Share Repurchase and Forward Split will also have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

•	The number of authorized shares of common stock will not change,
•	No scrip or fractional shares will be issued as a result of the Reverse Split, Fractional Share Repurchase and Forward Split and any fractional shares will be repurchased,
•	The per share loss and net book value of our common stock will be slightly increased because there will be a slightly lesser number of shares of our common stock outstanding;
•	The par value of the common stock will remain $0.001 per share;
•	The stated capital on our balance sheet attributable to the common stock will be decreased by our share repurchases, which we anticipate will be less than $100,000 in value; and
•
All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, the same number of shares as before to the Reverse Split, Share Repurchase and Forward Split.

Our common stock is listed on the Nasdaq Capital Market under the symbol GLRP. The Reverse Split, Fractional Share Repurchase and Forward Split will also the following effects on our common stock as it relates the public markets:

•
If implemented, immediately following the effective date of the Forward Split the market price of our common stock as listed on the Nasdaq Capital Market should not be materially impacted because the number of shares outstanding changes by less than one percent and because we will be repurchasing the fractional shares from our own capital, and

•	The CUSIP number and trading symbol of our common stock will not change.

The Reverse Split, Fractional Share Repurchase and Forward Split will have no effect on our authorized preferred shares because we have no preferred shares outstanding.

We do not anticipate reissuing certificates or additional shares of stock as a result of the Reverse Split, Fractional Share Repurchase and Forward Split because the Reverse Split and Forward Split will, in effect, be wash transactions which, when combined, will not change the number of shares owned by the shareholder.

Certain Federal Income Tax Consequences

The Reverse Split and Forward Split, if implemented, should not result in any recognition of gain or loss. The holding period of the additional shares of our common stock to be issued as a result of the Reverse Split and Forward Split will include the stockholder’s holding period for the corresponding original shares owned prior to the Reverse Split and Forward Split. The adjusted basis of the shares will be equal to the adjusted basis of a stockholder’s original shares.  The Fractional Share Repurchase may result in tax liabilities to the owners of fractional shares. Our beliefs regarding the tax consequence of the Reverse Split, Fractional Share Repurchase and Forward Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Split, Fractional Share Repurchase and Forward Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Split, Fractional Share Repurchase and Forward Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by us in furtherance of the Forward Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

No Dissenter’s Rights

Under Delaware law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Split, Fractional Share Repurchase and Forward Split.

No Impairment of Capital

Section 160(a) of the Delaware General Corporation Law provides:

No corporation shall . . . purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

A share repurchase would impair capital if the funds used to repurchase shares exceed the amount of the corporation’s “surplus” as defined by Section 154 of the Delaware General Corporation Law “to mean the excess of net assets over the par value of the stock.”  Klang v. Smith, 702 A.2d 150, 153 (Del. 1997).   The par value of each share the company’s common stock is $.001 meaning that as of June 30, 2008, the par value of the Company’s stock was $10,525.  The Company’s interim financial statements for the period ending June 30, 2008, filed with its Form 10-Q on August 15, 2008, show total shareholders’ equity of $3,127,180.  Consequently, the Company has sufficient shareholder’s equity to repurchase the anticipated amount of fractional shares without impairing its capital.
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FORWARD-LOOKING STATEMENTS

 Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this Schedule 14C that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.
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WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ Paul D. Watson
________________________ Paul D. Watson, CEO

__________________________________________________________________________________

EXHIBITS INCORPORATED BY REFERENCE

1)	Form 10-Q for Glen Rose Petroleum Corporation for the period ending June 30, 2008, filed August 15, 2008; and
2)	Form 10-Q for Glen Rose Petroleum Corporation for the period ending March 31, 2008, filed July 14, 2008.

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
GLEN ROSE PETROLEUM CORPORATION
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chief Executive Officer of Glen Rose Petroleum Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED THAT GLEN ROSE PETROLEUM CORPORATION’S CERTIFICATE OF INCORPORATION IS AMENDED BY ADDING THE FOLLOWING:

That at the effective time of this amendment, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a 1 for 200 reverse split with all fractional shares rounded to the nearest whole share. The effective time of this amendment shall be the close of business on December 31, 2008 or such earlier date as authorized by the Board of Directors upon completion of required regulatory filings. Such reverse split shall not effect (i) the number of authorized shares of the Corporation's common stock, (ii) the par value of the Corporation's common stock which shall remain $0.001 per share, or (iii) the preferred stock of the Corporation.

That the Company shall repurchase fractional shares at a price determined by the adjusted average closing price over the 30 calendar days previous to the date designated by the Board of Directors for the reverse stock split.

That at the effective time of this amendment, each full share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a 200 for 1 forward split relating to those shares in which holders hold at least one share.  The Board of Directors is not authorized to round up or otherwise forward split fractional shares in connection with this designated forward split.  The effective time of this amendment shall be the close of business on December 31, 2008 or such earlier date as authorized by the Board of Directors upon completion of required regulatory filings. Such forward split shall not effect (i) the number of authorized shares of the Corporation's common stock, (ii) the par value of the Corporation's common stock which shall remain $0.001 per share, or (iii) the preferred stock of the Corporation.

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated September 15, 2008 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent dated September 15, 2008 of the majority holder of shares of the Corporation’s voting stock, said holder having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of September 15, 2008.

Glen Rose Petroleum Corporation

By:	/s/ Paul D. Watson
________________________ Paul D. Watson, Chief Executive Officer